Exhibit 99.1

Quoin Pharmaceuticals Provides Corporate Update and Reports Second Quarter 2026 Financial Results

– Receives FDA Conditional Approval of QYLEKI™ as the Proposed Brand Name for QRX003 for Netherton Syndrome

– Reports Positive Clinical Update from Ongoing Pediatric Compassionate Use Program in Netherton Syndrome

– Receives U.S. Notice of Allowance for a Patent Covering a Combination Treatment for Netherton Syndrome

– Submits First-Ever IND for Peeling Skin Syndrome; FDA Clearance Received Subsequent to Quarter End, Enabling First Company-Sponsored Phase 2/3 Study to Initiate in 2H 2026

– Advances QRX009 Topical Rapamycin Platform Toward Clinical Testing in a number of indications

ASHBURN, Va., August 14, 2026 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a late clinical-stage specialty pharmaceutical company focused on rare and orphan diseases, today announced recent corporate achievements and provided an update on its progress for the second quarter ended June 30, 2026.

“The second quarter was a highly productive period across both of our delivery technology platforms,” said Dr. Michael Myers, Chief Executive Officer and Co-Founder of Quoin Pharmaceuticals. “Our Ichthyosis focused platform, QRX003 continued to advance toward pivotal development in Netherton Syndrome while expanding into additional rare dermatologic indications, highlighted by FDA clearance of the first-ever formal clinical study for a potential Peeling Skin Syndrome therapy. At the same time, our topical rapamycin platform, QRX009, remains on track to enter the clinic in a number of indications which have no or limited approved treatments. With QRX003 approaching Phase 3 and QRX009 advancing toward clinical testing, we believe Quoin has built one of the broadest development pipelines focused exclusively on rare dermatologic diseases.”

QRX003 (QYLEKI™) – Netherton Syndrome

QYLEKI™ Brand Name Conditionally Approved by FDA. On June 23, 2026, the FDA conditionally approved QYLEKI™ as the proposed brand name for QRX003 for Netherton Syndrome. QRX003 holds Orphan Drug Designation in the United States, the European Union, and Japan, along with Fast Track and Rare Pediatric Disease Designations from the FDA.

Positive Pediatric Compassionate Use Program Update. On June 16, 2026, Quoin reported a positive clinical update from its ongoing Pediatric Compassionate Use Program.

U.S. Patent Notice of Allowance Received for Netherton Syndrome Program. On June 30, 2026, the U.S. Patent and Trademark Office issued a Notice of Allowance for U.S. Patent Application No. 18/428,570, “Combination Treatment for Netherton Syndrome.” The allowed claims cover a method of treating Netherton Syndrome using a topical serine protease inhibitor together with an anti-inflammatory agent, including in patients carrying SPINK5 mutations, and add to the Company’s U.S. intellectual property position for QRX003.

QRX003 – Peeling Skin Syndrome

First-Ever IND for Peeling Skin Syndrome Submitted and Cleared. On June 2, 2026, Quoin submitted the first-ever IND to the FDA for Peeling Skin Syndrome (PSS), the second indication for QRX003. Subsequent to quarter end, on July 9, 2026, the FDA cleared the IND and expressed no safety concerns regarding study design or duration of dosing. The planned Phase 2/3 study, the first ever company-sponsored formal clinical study for the disease, is expected to enroll pediatric and adult patients in the United States and Europe and to initiate in the second half of 2026. There is currently no approved treatment for PSS.

QRX009 – Topical Rapamycin Platform

QRX009 Advancing Toward Clinical Testing. Quoin continues to advance its proprietary topical rapamycin platform toward clinical testing. Investigator-led studies are planned across several indications, including Pachyonychia Congenita, Gorlin Syndrome, and Tuberous Sclerosis Complex, and the Company plans to submit an IND to the FDA for an additional indication before the end of 2026.

Financial Highlights

Quoin had approximately $10.8 million in cash, cash equivalents, and marketable securities as of June 30, 2026. The Company believes its current cash position will fund operations into 2027.

Net loss for the quarter ended June 30, 2026, was approximately $5.4 million, compared to approximately $3.7 million for the quarter ended June 30, 2025. Net loss for the six months ended June 30, 2026, was approximately $10.4million, compared to approximately $7.5 million for the six months ended June 30, 2025.

Investors are encouraged to read the Company’s Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission, which will contain additional details about Quoin’s financial results as of and for the period ended June 30, 2026.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a late clinical-stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities, and care teams. Quoin’s innovative pipeline is focused on two key platform products, QRX003 and QRX009, that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Pachyonychia Congenita, Gorlin Syndrome and Tuberous Sclerosis Complex, microcystic lymphatic malformations, venous malformations, angiofibromas and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Forward-Looking Statements

The Company cautions that statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances, such as “expect,” “intend,” “hope,” “plan,” “potential,” “anticipate,” “look forward,” “believe,” “may,” and “will,” among others. This press release contains forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: FDA clearance enabling first company-sponsored Phase 2/3 study to initiate in 2H 2026, continuing to advance QRX003 toward pivotal development in Netherton Syndrome while expanding into additional rare dermatologic indications; QRX009 remaining on track to enter the clinic in a number of indications which have no or limited approved treatments QRX003 approaching Phase 3 and QRX009 advancing toward clinical testing, planned Phase 2/3 study for Peeling Skin Syndrome being expected to enroll pediatric and adult patients in the United States and Europe and to initiate in the second half of 2026, Quoin continuing to advance its proprietary topical rapamycin platform toward clinical testing; Investigator-led studies being planned across several indications, including Pachyonychia Congenita, Gorlin Syndrome, and Tuberous Sclerosis Complex, the Company submitting an IND to the FDA for an additional indication before the end of 2026, the Company’s current cash position funding operations into 2027, and Quoin’s products in development collectively having the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Pachyonychia Congenita, Gorlin Syndrome, Tuberous Sclerosis Complex, Microcystic Lymphatic Malformations, Venous Malformations, Angiofibroma and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the Company’s ability to pursue its regulatory strategy; the Company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements; the Company’s ability to complete clinical trials on time and achieve desired results and benefits as expected; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information, contact:

Quoin Pharmaceuticals Ltd.

Michael Myers, Ph.D., CEO

mmyers@quoinpharma.com

Investor Relations

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com

(646) 863-6341

Tables to follow

QUOIN PHARMACEUTICALS, LTD.

Consolidated Balance Sheets

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,845,606	$3,818,096
Investments	6,954,476	14,927,165
Prepaid expenses and other current assets	836,146	1,261,974
Total current assets	11,636,228	20,007,235
Intangible assets, net	333,334	383,334
Total assets	$11,969,562	$20,390,569

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,109,517	$1,262,222
Accrued expenses	1,757,390	2,538,457
Accrued interest and financing expense	1,146,251	1,146,251
Due to officers - short term	600,000	600,000
Total current liabilities	6,613,158	5,546,930

Due to officers - long term	1,423,733	1,723,733
Total liabilities	$8,036,891	$7,270,663

Commitments and contingencies

Shareholders' equity:
Ordinary shares, no par value per share, 5,000,000,000 authorized at June 30, 2026 and December 31, 2025, respectively - 70,294,615 (2,008,418 ADS's) ordinary shares issued and outstanding at June 30, 2026 and 52,441,360 (1,498,325 ADS's) ordinary shares issued and outstanding at December 31, 2025	$-	$-
Accumulated other comprehensive loss	(582)	(613)
Additional paid in capital	85,272,477	84,090,966
Accumulated deficit	(81,339,224)	(70,970,447)
Total shareholders' equity	3,932,671	13,119,906

Total liabilities and shareholders' equity	$11,969,562	$20,390,569

QUOIN PHARMACEUTICALS, LTD.

Consolidated Statement of Operations & Other Comprehensive Loss (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating expenses
General and administrative	$1,846,406	$1,742,594	$3,543,854	$3,325,632
Research and development	3,627,168	2,050,585	7,060,930	4,424,724
Total operating expenses	5,473,574	3,793,179	10,604,784	7,750,356

Other (income) and expenses
Unrealized (gain) loss	(1,585)	6,004	11,715	5,878
Realized and accrued interest income	(100,947)	(103,245)	(247,722)	(248,117)
Total other income	(102,532)	(97,241)	(236,007)	(242,239)

Net loss	$(5,371,042)	$(3,695,938)	$(10,368,777)	$(7,508,117)

Other comprehensive loss
Foreign currency translation	(423)	-	31	-
Comprehensive loss	$(5,371,465)	$(3,695,938)	$(10,368,746)	$(7,508,117)

Loss per ADS
Loss per ADS
Basic	$(1.90)	$(6.28)	$(3.66)	$(12.79)
Fully-diluted	$(1.90)	$(6.28)	$(3.66)	$(12.79)

Weighted average number of ADS's outstanding
Basic	2,832,915	588,166	2,831,948	587,253
Fully-diluted	2,832,915	588,166	2,831,948	587,253